UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2015

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 6, 2015, the Wyoming Department of Environmental Quality notified Peabody through its applicable subsidiaries that the state has completed its review of self-bonding applications related to three mine permits that were under renewal, and reaffirmed self-bonding eligibility for all three permits.

By way of background:

•
As part of the company’s normal mining operations in the United States, Peabody has the obligation to reclaim mined lands. Peabody has an excellent record of land restoration, and the company has won a number of state, federal and international awards related to these programs.

•	Peabody’s total required financial assurance levels for reclamation obligations, as of March 31, 2015, are presented in the table below, along with the primary source of assurance.

•	The company accounts for the present value of liabilities associated with final land restoration within our financial statements, and this totaled approximately $760 million as of March 31, 2015.

•	Peabody provides financial assurance for its reclamation obligations through a mix of self-bonding, commercial surety bonds, bank guarantees and letters of credit.

◦
Peabody’s self-bonding is a form of assurance that complies with the federal and state requirements. The federal guidelines are provided under the Surface Mining Control and Reclamation Act and are administered by the states.

◦	Commercial surety bonds are provided through multiple insurance companies.

◦	The company believes it has access to additional capacity in the surety market.

◦	Bank guaranties are used in Australia.

Financial Assurance for Reclamation Obligations as of March 31, 2015
Type	(in millions)
Self-bonding	$1,382.9
Surety bonds	322.8
Bank guarantees	367.2
Letters of credit	17.6
Total	$2,090.5

Self-Bonding Obligations by State as of March 31, 2015
State	(in millions)
Colorado	$27.1
Illinois	91.9
Indiana	169.6
New Mexico	280.5
Wyoming	813.8
$1,382.9

The use of the word Peabody relate to Peabody, our subsidiaries and our majority-owned affiliates.

Certain statements in this Current Report on Form 8-K are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are based on numerous assumptions that the company believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the company’s control.  Factors that could affect the company’s results include, but are not limited to, the company’s ability to appropriately secure its obligations for reclamation, including, without limitation, the company’s ability to remain eligible for self-bonding and access the commercial surety market.  The company does not undertake to update its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
July 7, 2015	By:	/s/ Walter L. Hawkins, Jr.
		Name:	Walter L. Hawkins, Jr.
		Title:	Senior Vice President Finance

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